Exhibit 10.2

DEMAND PROMISSORY NOTE

PRIME RATE

$2,800,000.00	June 9, 2011	New York, New York

FOR VALUE RECEIVED, the undersigned, FREUNDLICH SUPPLY COMPANY, INC. (the “Borrower”) HEREBY PROMISES TO PAY to the order of ISRAEL DISCOUNT BANK OF NEW YORK, its successors and assigns (hereinafter the “Bank”), the principal amount of TWO MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($2,800,000.00), in lawful money of the United States (the “Loan”), or the aggregate unpaid principal amount of all revolving credit advances (hereinafter each being referred to as an “Advance” and collectively, the “Advances”) made to Borrower, as set forth on Bank’s computer system on the Loan Enquiry Page(s) (the “Loan Enquiry Page(s)”) ON DEMAND or on the maturity date of each such Advance as shown on the Loan Enquiry Page(s), and in no event later than the Maturity Date, and to pay interest on the unpaid principal balance of this Demand Promissory Note (this “Note”) in the manner and at the rate as hereinafter specified and such amounts due hereunder.

Borrower acknowledges the continuing availability of this line of credit is at all times subject to Bank’s sole and absolute discretion, and nothing in this Note or any other documents relating to this Note, or the enumeration in this Note of specific events of default, conditions and/or covenants shall be construed to qualify, define or otherwise limit Bank’s right, power, or ability, at any time, under applicable law, to (a) cancel this line of credit without prior notice, (b) demand payment of the entire outstanding principal amount, accrued interest and other fees and expenses due under this Note or (c) deny any extension of credit under this Note. Borrower agrees that Borrower's breach of or default under any enumerated obligations or conditions is not the only basis for demand to be made or for a request for an extension of credit to be denied, as Borrower's obligation to make payment shall at all times remain a demand obligation. Notwithstanding anything in this Note to the contrary, this Note does not create a commitment or obligation to lend by Bank and Borrower acknowledges that Bank has no obligation to lend.

1.                  Defined Terms. As used in this Note the following terms shall have the following meanings:

The term “Additional Costs” shall have the meaning as defined in Section 17.

The terms “Advance” or “Advances” shall have the meanings as defined in the introductory paragraph.

The term “Bank” shall have the meaning as defined in the introductory paragraph.

The term “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

The term “Borrower” shall have the meaning as defined in the introductory paragraph.

The term “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in New York are authorized or required to close under the laws of the State of New York.

The term “Collateral” shall mean any and all of Borrower’s right, title and interest in and to all properties, assets and rights of Borrower, whether now owned or hereafter created, acquired or arising and wheresoever located together with all of the proceeds and products thereof in which the Bank has been granted or otherwise obtained a security interest.

The term “Default Interest Rate” shall have the meaning as defined in Section 4.

The term “Event of Default” shall mean any of the events or conditions specified in Section 12 hereof.

The term “Guarantor” means each endorser, guarantor and surety of this Note or the Obligations evidenced hereby and any person who is primarily or secondarily liable, in whole or in part, for the repayment of the Obligations or any portion thereof (including without limitation each Guarantor), any person who has granted security for the repayment of the Obligations, together with such person’s heirs, personal representatives, successors and assigns.

The term “Indebtedness” shall mean all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, funded or unfunded, direct or contingent, joint or several, which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with generally accepted accounting principles, and shall also include (a) all indebtedness guaranteed, directly or indirectly in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or sold with recourse, (b) all indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise, and (c) all indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, assignment, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed or guaranteed.

The terms “Indemnified Party” or “Indemnified Parties” shall have the meanings as defined in Section 27.

The term “Interest” means the annual rate of interest payable on the outstanding Advances in accordance with Sections 3 and 4.

The term “Late Charge” shall have the meaning as defined in Section 10.

The term “Loan” shall have the meaning as defined in the introductory paragraph.

The term “Loan Documents” shall mean this Note and any other document, instrument or agreement and any amendments thereto, evidencing or securing the Obligations, or now or at any time hereafter executed, delivered or recorded in connection with the Obligations, any other note, any loan commitment, requisition, letter agreement, line of credit agreement, commercial financing agreement, security agreement, guaranty of payment, mortgage, deed of trust, pledge agreement, loan agreement, loan and security agreement, hypothecation agreement, indemnity agreement, letter of credit application and agreement, and assignment, all as amended, restated, extended, renewed, supplemented, modified or replaced from time to time.

The term “Loan Enquiry Page(s)” shall have the meaning as defined in the introductory paragraph.

The term “Margin” shall mean one hundred basis points (100 bps)

The term “Maturity Date” shall mean April 30, 2012.

The term “Minimum Advance” shall have the meaning as defined in Section 2(c).

The term “Note” shall mean this Demand Promissory Note.

The term “Obligations” shall mean all existing and future debts, liabilities and obligations of every kind or nature at any time owing by Borrower to Bank, whether under this Note or under any other existing or future instrument, document or agreement, between Borrower and Bank, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due, including, without limitation, the debts, liabilities and obligations in respect of this Note and any extensions, modifications, substitutions, increases and renewals thereof. Without limiting the generality of the foregoing, Obligations shall include any other loan, advance or extension of credit, under any existing or future loan agreement, promissory note, or other instrument, document or agreement either arising directly between Borrower and Bank or acquired outright, conditionally or as collateral security from another person or entity by Bank.

The term “Obligor” shall mean individually and collectively Borrower, each endorser and surety of this Note, any person who is primarily or secondarily liable for the repayment of this Note or any portion thereof (including without limitation each Guarantor), any person who has granted security for the repayment of the Note, together with such person’s heirs, personal representatives, successors and assigns.

The term “Prime Rate” shall mean a fluctuating rate per annum equal to the rate of interest publicly announced by Bank at its principal office from time to time as its Prime Rate. Any change in the Prime Rate shall be effective on the date such change is announced by Bank.

The term “Prior Note” shall mean that certain grid promissory note referenced and described in paragraph 26 below.

2.                  Advances.

(a)                Each request by Borrower for an Advance shall be received by Bank not later than 12:00 noon, New York local time, on the date of such request.

(b)               Each request for an Advance shall specify inter alia (i) the requested date of such Advance and (ii) the requested amount of such Advance.

(c)                A request for an Advance shall be irrevocable upon Bank’s first receiving notification thereof and shall be in a minimum amount (“Minimum Advance”) of: (i) $50,000.00; or (ii) the remaining amount of the available undrawn balance under the Loan if such amount is less than $50,000.00.

(d)               Subject to the terms and conditions hereof and the terms and conditions set forth in the Loan Documents, Advances that are repaid or prepaid may be reborrowed on a revolving basis up to the maximum amount of this Note.

(e)                Borrower shall utilize the Advances for working capital purposes.

3.                  Principal and Interest.

(a)                Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date hereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein, before and after default, before and after maturity, before and after judgment and before and after the commencement of any proceeding under the Bankruptcy Code, with interest on overdue interest to bear interest and to be compounded at the Default Interest Rate, in each case, to the fullest extent permitted by applicable laws.

(b)               Interest accrued on each Advance shall be due and payable in arrears on the first day of each calendar month commencing on the first day of the first full month following the date of such Advance and at maturity (whether as stated or by acceleration). Except as otherwise provided in Section 4, the unpaid principal amount of each Advance shall bear interest at a rate per annum equal to the Prime Rate plus the Margin.

(c)                If not sooner paid, the unpaid principal amount of each Advance shall be due and payable on the date set forth on Bank’s Loan Enquiry Page(s) as the due date for such Advance.

(d)               The unpaid principal amount of any Advance may, at any time and from time to time, be voluntarily paid or prepaid in whole or in part except that, with respect to any voluntary prepayment, (i) Bank shall have received written notice of any prepayment by 12:00 noon, New York local time on a Business Day on the date of prepayment which notice shall identify the date and amount of the prepayment and (ii) each prepayment of an Advance shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid.

(e)                Bank may act without liability upon the basis of telephonic notice believed by Bank in good faith to be from Borrower. Borrower shall immediately confirm to Bank, in writing, each telephonic notice. All Advances are made at Bank’s sole and absolute discretion and Bank may, at its option and in its sole and absolute discretion and without notice to the undersigned, decline to make any Advance requested by Borrower. Borrower hereby expressly authorizes Bank to record in its computer system the amount and date of each Advance, the applicable rate of interest, the applicable Interest Period, the maturity date, and each payment of principal and interest thereon. In the event of any discrepancy between any such notation by Bank and any records of Borrower, the records of Bank shall be controlling and conclusive.

(f)                All amounts due and owing hereunder shall be paid in full no later than the earlier of: (i) demand by Bank; (ii) Maturity Date; or (iii) the occurrence and continuation of an Event of Default.

4.                  Default Rate. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default, and in any event if any installment of principal or interest or any fee or cost or other amount payable under this Note, or any other Loan Document, is not paid when due, the Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the rate otherwise applicable thereto plus five (5%) percent per annum (the “Default Interest Rate”), to the fullest extent permitted by applicable law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable law.

5.                  Computation of Interest and Fees.

(a)                Computation of interest on the Loan and all fees under this Note shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Bank than a method based on a year of 365 or 366 days.

(b)               Under no circumstances or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Bank has charged or received interest hereunder in excess of the highest applicable rate, Bank shall apply, in its sole discretion, and set off such excess interest received by Bank against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

6.                  Manner and Treatment of Payments.

(a)                Each payment due on this Note, or under any other Loan Document, shall be made to Bank, at Bank’s office located at 511 Fifth Avenue, New York, New York 10017-4997, for the account of Bank, in immediately available funds not later than 3:00 p.m., New York local time, on the day of payment (which must be a Business Day). All payments received after these deadlines shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America.

(b)               Bank shall have the unconditional right and discretion (and Borrower hereby authorizes Bank) to charge Borrower’s operating and/or deposit account(s) for all of Borrower’s Obligations as they become due from time to time under this Note, or any other Loan Document, including, without limitation, interest, principal, fees, indemnification obligations and reimbursement of expenses.

(c)                Any payment due under this Note which is paid by check or draft shall be subject to the condition that any receipt issued therefore shall be ineffective unless and until the amount due is actually received by Bank. Each payment received by Bank shall be applied as follows: first, to the payment of any and all costs, fees and expenses incurred by or payable to Bank in connection with the collection or enforcement of this Note; second, to the payment of all unpaid late charges (if any); third, to the payment of all accrued and unpaid interest hereunder; and fourth, to the payment of the unpaid principal balance of this Note, or in any other manner which Bank may, in its sole discretion, elect from time to time.

7.                  Security Interest in Collateral.

(a)                To secure payment to Bank and performance of the Obligations, Borrower hereby grants to Bank a continuing security interest in, a general lien upon and a right of set-off against the Collateral.

(b)               Borrower hereby authorizes Bank, at any time and from time to time, to file financing statements, continuation statements and amendments thereto under the Uniform Commercial Code naming Borrower as debtor and Bank as secured party and indicating therein the types or describing the items of Collateral herein specified. Borrower will not, without the prior written consent of Bank, file or authorize or permit to be filed in any jurisdiction any such financing or like statement in which Bank is not named as the sole secured party covering the Collateral set forth herein.

(c)                Bank, at its discretion, whether any of the Obligations be due may, in its name or in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or Bank may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of Borrower. Bank shall not be required to take any steps necessary to preserve any rights of prior parties to any of the Collateral. Upon default hereunder or in connection with any of the Obligations (whether such default be that of Borrower or of any other party obligated thereon), Bank shall have the rights and remedies provided by law and Bank may sell or cause to be sold in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at such price as Bank may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral, at any brokers’ board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), and Bank or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of Borrower, any such demand, notice or right and equity being hereby waived and released. Borrower will pay to Bank all reasonable out of pocket expenses (including reasonable expense for legal services of every kind) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Obligations, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of Bank in respect thereof, by litigation or otherwise, including expense of insurance, and all such expenses shall be indebtedness within the terms of this Note. Bank, at any time, at its option, may apply the net cash receipts from the Collateral to the payment of principal of and/or interest on any of the Obligations, whether or not then due, making proper rebate of interest or discount. Notwithstanding that Bank, whether in its own behalf and/or in behalf of another and/or of others, may continue to hold Collateral and regardless of the value thereof, Borrower shall be and remain liable for the payment in full, principal and interest, of any balance of the Obligations and expenses at any time unpaid.

8.                  Right of Set-Off. To secure payment of this Note and all other Obligations of Borrower to Bank, Borrower and any Obligor of this Note hereby grant Bank a continuing lien and/or right of set-off upon any and all deposit and/or operating accounts now or hereafter maintained with Bank, any and all securities and other property of Borrower and any Obligor and the proceeds thereof now or hereafter coming into the possession or control of Bank, hereby authorizing Bank, at any time, without prior notice, to appropriate and apply such deposits or the proceeds of the sale of such securities or other property to any such Obligations, although contingent and although unmatured, it being understood that Bank shall be under no obligation to effect any such appropriation and application.

9.                  Repayment Extension. If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of New York are required or permitted to be closed, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

10.              Late Charge. Borrower shall unconditionally pay to Bank a late charge (the “Late Charge”) equal to the greater of (a) five (5%) percent of the payment then due or (b) $200.00, if any such payment in whole or in part is not received by Bank within ten (10) days after its due date. The Late Charge is in addition to the Default Interest Rate, if applicable, and shall be payable together with the next payment due hereunder or, at Bank’s option, upon demand by Bank, provided, however, that if any such late charge is not recognized as liquidated damages for such delinquency, and if deemed to be interest in excess of the amount permitted by applicable law, Bank shall be entitled to collect a late charge only at the highest rate permitted by law, and any payment actually collected by Bank in excess of such lawful amount shall be deemed a payment in reduction of the principal sum then outstanding, and shall be so applied.

11.              Representations and Warranties. Borrower represents and warrants to Bank that:

Existence and Qualification; Power - Borrower is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the state of its organization. Borrower is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification or registration necessary. Borrower has all requisite corporate power and/or other authority to conduct its business, to own and lease its properties and to execute and deliver this Note and each Loan Document to which it is a party and to perform its Obligations;

Compliance with Laws - Borrower is in compliance with all laws, regulations and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished (or obtained exemptions from) all filings, registrations and qualifications that are necessary for the transaction of its business;

Authority; Compliance With Other Agreements and Instruments - the execution, delivery and performance by Borrower of this Note and the other Loan Documents to which it is a party has been duly authorized by all necessary corporate, partnership or membership action, as applicable, and does not and will not: (i) require any consent or approval not heretofore obtained of any manager, director, stockholder, member, partner, security holder or creditor of such party; (ii) violate or conflict with any provision of Borrower’s partnership agreement, articles of organization, operating agreement, articles of incorporation, charter, by-laws or other comparable instruments; or (iii) result in a breach by Borrower or constitute a default by Borrower under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other contractual obligation to which Borrower is a party or by which Borrower or any of its property is bound or affected;

Financial Statements - the financial statements of Borrower previously furnished to Bank are complete and correct and fairly present the financial condition of Borrower through to the date for such fiscal period, and the result of Borrower’s operations as of the end of the most recent fiscal quarter reflect no material adverse change in the financial condition of Borrower;

No Default - no event has occurred and no event is continuing which with the giving of notice or the lapse of time or both would constitute an Event of Default;

Representations and Warranties - prior to the making of each Advance all representations and warranties contained herein, or the other Loan Documents, shall be true and correct and of the same force and effect as though such representations and warranties had been made as of the date of the making of such Advance.

Regulations T, U and X; Investment Company Act - no part of the proceeds of the Loan will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System. Borrower is not or is not required to be registered as an “investment company” under the Investment Company Act of 1940; and

Patriot Act Compliance - Borrower is not involved in any activity, directly or indirectly, which would constitute a violation of applicable laws concerning money laundering, the funding of terrorism or similar activities. No part of the proceeds of the Loan will be used to fund activities which would constitute a violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-terrorist Financing Act of 2001.

12.              Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

Payments – if Borrower, or any other Obligor, fails to make any payment of principal or interest under the Obligations when such payment is due and payable; or

Other Charges - if Borrower, or any other Obligor, fails to pay any other charges, fees, expenses or other monetary obligations owing to Bank arising out of or incurred in connection with this Note within ten (10) Business Days after the date such payment is due and payable; or

Particular Covenant Defaults - if Borrower fails to perform, comply with or observe any covenant or undertaking contained in any Loan Document and such failure continues for ten (10) Business Days after the occurrence thereof; or

Financial Information – if (i) any statement, report, financial statement, or certificate made or delivered by Borrower, or any other Obligor, to Bank is not true and correct in all material respect when made or delivered, (ii) the Borrower’s financial statements issued for the reported fiscal year materially deviate from the projected profit and loss statement provided by the Borrower to the Bank for such period; or (iii) otherwise fails to comply with such other requirement or covenants set forth in the line letter agreement executed contemporaneously herewith.

Warranties or Representations - if any warranty, representation or other statement by or on behalf of Borrower contained in or pursuant to this Note, the other Loan Documents or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Note, is false, erroneous, or misleading in any material respect when made; or

Agreements with Others - (i) if Borrower shall default beyond any grace period in the payment of principal or interest of any Indebtedness of Borrower; or (ii) if Borrower otherwise defaults under the terms of any such Indebtedness if the effect of such default is to enable the holder of such Indebtedness to accelerate the payment of Borrower’s obligations, which are the subject thereof, prior to the maturity date or prior to the regularly scheduled date of payment; or

Other Agreements with Bank - if any Obligor breaches or violates the terms of, or if a default occurs under, any other existing or future agreement (related or unrelated) (including, without limitation, the other Loan Documents) between any Obligor and Bank; or

Judgments - if any final judgment exceeding $50,000 for the payment of money (i) which is not fully and unconditionally covered by insurance or (ii) for which Borrower has not established a cash or cash equivalent reserve in the full amount of such judgment, shall be rendered by a court of record against Borrower and such judgment shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or bonded pending appeal; or

Assignment for Benefit of Creditors, etc. - if Borrower makes or proposes in writing, an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower; or

Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of Borrower, or the commencement of any proceeding to avoid any transaction entered into by Borrower, or the commencement of any case or proceeding for reorganization or liquidation of Borrower’s debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against Borrower; provided however, that Borrower shall have twenty (20) Business Days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such twenty (20) Business Day period, Bank may seek adequate protection in any bankruptcy proceeding; or

Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrower or for Borrower’s property; or

Execution Process, etc. - the issuance of any execution or distraint process against any property of Borrower; or

Termination of Business - if Borrower ceases any material portion of its business operations as presently conducted; or

Investigations - any indication or evidence received by Bank that reasonably leads it to believe Borrower may have directly or indirectly been engaged in any type of activity which, would be reasonably likely to result in the forfeiture of any material property of Borrower to any governmental entity, federal, state or local; or

Liens - if any lien in favor of Bank shall cease to be valid, enforceable and perfected and prior to all other liens other than permitted liens; or

Concealment/Removal of Property - if Borrower, or any other Obligor, conceals, removes or permits to be concealed or removed any part of Borrower’s property with intent to hinder, delay, or defraud any of its creditors; or

Fraudulent Conveyance - the making or suffering by Borrower, or any other Obligor, of a transfer of any property, which is fraudulent under the law of any applicable jurisdiction; or

Security – if all or any part of any security granted by Borrower for the Obligations shall, in the sole discretion of Bank, have become unsatisfactory and Borrower fails upon demand of Bank to furnish such further security or to make payment on account of any of the Obligations as would be satisfactory to Bank; or

Material Adverse Effect – if there is any change in Borrower’s financial condition which, in Bank’s reasonable opinion, has or would be reasonably likely to have a material adverse effect with respect to (a) the assets, properties, financial condition, credit worthiness, business prospects, material agreements or results of business operations of Borrower, or (b) Borrower’s ability to pay the Obligations in accordance with the terms hereof, or (c) the validity or enforceability of this Note or any of the other Loan Documents or the rights and remedies of Bank hereunder or thereunder.

13.              Rights and Remedies upon Demand or Default. Upon demand or following the occurrence of an Event of Default hereunder, Bank, in Bank’s sole discretion and without notice or demand to Borrower or any other Obligor, may: (a) declare the entire outstanding principal balance of this Note, together with all accrued interest and all other sums due under this Note to be immediately due and payable, and the same shall thereupon become immediately due and payable without presentment, demand or notice, which are hereby expressly waived (b) exercise its right of set-off against any money, funds, credits or other property of any nature whatsoever of Borrower or any other Obligor now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, Bank or any affiliate of Bank in any capacity whatsoever, including without limitation, any balance of any deposit account and any credits with Bank or any affiliate of Bank; (c) terminate any outstanding commitments of Bank to Borrower or any Obligor; and (d) exercise any or all rights, powers, and remedies provided for in the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise.

14.              Remedies Cumulative. Each right, power and remedy of Bank hereunder, under the other Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or the beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Bank of any or all such other rights, powers or remedies. No failure or delay by Bank to insist upon the strict performance of any one or more provisions of this Note or of the Loan Documents or to exercise any right, power or remedy consequent upon a breach thereof or a default hereunder shall constitute a waiver thereof, or preclude Bank from exercising any such other rights, powers or remedy. By accepting full or partial payment after the due date of any amount of principal or interest on this Note, or other amounts payable on demand, Bank shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note.

15.              Intentionally Omitted

16.              Intentionally Omitted

17.              Additional Costs. If, as a result of any change in applicable law, regulation, guideline or order, or in the interpretation or application thereof by any governmental authority charged with the administration thereof, there shall be imposed upon or made applicable to Bank any reserve requirement against this Note or any other costs or assessments (hereinafter “Additional Costs”), Borrower shall pay to Bank, on demand (which demand shall be in writing and which will set forth a calculation of such Additional Costs), an amount sufficient to compensate Bank for such Additional Cost. Bank’s calculation of the amount of such Additional Costs shall be presumed correct absent manifest error.

18.              Collection Expenses. If this Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder, Borrower agrees to pay to Bank upon demand costs and expenses, including all attorney’s fees and court costs, paid or incurred by Bank in connection with the enforcement or collection of this Note (whether or not any action has been commenced by Bank to enforce or collect this Note) or in successfully defending any counterclaim or other legal proceeding brought by Borrower contesting Bank’s right collect the outstanding principal balance of this Note. The obligation of Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against Borrower. All of such costs and expenses shall bear interest at the highest rate of Interest permitted under this Note from the date of payment by Bank until repaid in full by the Obligor.

19.              Interest Rate after Judgment. If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees and costs) shall bear interest at the higher of (i) the legal rate of interest then applicable to judgments in the jurisdiction in which judgment was entered, or (ii) if otherwise permitted by applicable law, the Default Interest Rate provided herein.

20.              Certain Waivers by Borrower. Borrower waives demand, presentment, protest and notice of demand, of non-payment, of dishonor, and of protest of this Note. Bank, without notice to or further consent of Borrower or any other Obligor and without in any respect compromising, impairing, releasing, lessening or affecting the obligations of Borrower hereunder or under of the Loan Documents, may: (a) release, surrender, waive, add, substitute, settle, exchange, compromises, modify, extend or grant indulgences with respect to (i) this Note, (ii) any of the Loan Documents, and/or (iii) all or any part of any collateral or security for this Note; and/or (iv) any Obligor; (b) complete any blank space in this Note according to the terms upon which the loan evidenced hereby is made; and (c) grant any extension or other postponements of the time of payment hereof.

21.              Choice of Law: Forum Selection: Consent to Jurisdiction. This Note shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of law rules thereof). Borrower hereby irrevocably submits to the jurisdiction of any New York court or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Note, and hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

22.              Subsequent Holders. In the event that any holder of this Note transfers this Note for value, Borrower agrees that except with respect to a subsequent holder with actual knowledge of a claim or defense, no subsequent holder of this Note shall be subject to any claims or defenses which Borrower may have against a prior holder (which claims or defenses are not waived as to prior holder), all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all of the rights of a holder in due course with respect to Borrower even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.

23.              Invalidity of Any Part. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or any remaining part of any provision) of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained in this Note, but only to the extent of its invalidity, illegality, or unenforceability. In any event, if any such provision pertains to the repayment of the Obligations evidenced by this Note, then and in such event, at Bank’s option, the outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall become immediately due and payable.

24.              WAIVER OF JURY TRIAL. BORROWER HEREBY (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (ii) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BANK AND BORROWER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS NOTE, ANY OF THE LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO BORROWER-BANK RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BANK IS HEREBY AUTHORIZED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND BORROWER SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

25.              Waiver of Defenses, Counterclaims, etc. Borrower hereby waives, in any litigation (whether or not arising out of or related to this note or any other obligation or liabilities to Bank) in which Borrower and Bank shall be adverse parties, the right to interpose any defense, set-off or counterclaim of any nature or description.

26.              Prior Note(s). This Note amends, replaces, restates and relates back to the Demand Grid Promissory Note dated September 22, 2010 in the principal amount of $2,800,000.00 (“Prior Note”), and all sums outstanding under the Prior Note shall be deemed outstanding under this Note as of the date hereof and in the amounts set forth on the Bank’s records.

27.              Indemnification. The Borrower agrees: (i) to pay and reimburse Bank for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Note and the other Loan Documents, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of internal and external counsel, (ii) to pay and reimburse Bank for reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Note, Loan Documents and any such other documents, including the reasonable fees, disbursements and other charges of its counsel, whether internal or external, (iii) to pay, indemnify and hold harmless the Bank and its directors, officers and agents (each, an “Indemnified Party” and collectively, “Indemnified Parties”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges internal or external counsel for all Indemnified Parties in connection with the execution, delivery, enforcement, performance and administration of this Note or the Loan Documents and any such other documents or the use of the proceeds thereof, including any of the foregoing relating to the violation of, noncompliance with or liability applicable to the operations of the Borrower, any of its subsidiaries; provided that the Borrower shall have no obligation hereunder to any Indemnified Party with respect to damages caused directly by the gross negligence or willful misconduct of such Indemnified Party as determined by a non-appealable final judgment.

28.              Miscellaneous. Time is of the essence under this Note. The paragraph headings of this Note are for convenience only, and shall not limit or otherwise affect any of the terms hereof. This Note and the other Loan Documents, if any, constitute the entire agreement between the parties with respect to their subject matter and supersede all prior letters, representations, or agreements, oral or written, with respect thereto. No modification, release, or waiver of this Note shall be deemed to be made by Bank unless in writing signed by Bank, and each such waiver, if any, shall apply only with respect to the specific instance involved. No course of dealing or conduct shall be effective to modify, release or waive any provisions of this Note or any of the other Loan Documents. Borrower acknowledges that this Note is an instrument for the payment of money only within the meaning of Section 3213 of the New York Civil Practice Law & Rules. This Note shall inure to the benefit of and be enforceable by Bank and Bank’s successors and assigns and any other person to whom Bank may grant an interest in the obligations evidenced by this Note and shall be binding upon and enforceable against Borrower and Borrower’s successors and assigns. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders.

Borrower:

FREUNDLICH SUPPLY COMPANY, INC.

By: _____________________________

Name: Andrew Prince

Title: President & CEO